FINANCIAL STATEMENTS

   September 30, 2013

(unaudited)

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE

BALANCE SHEETS	2

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS	3

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)	4 - 6

STATEMENTS OF CASH FLOWS	7

NOTES TO FINANCIAL STATEMENTS	8 - 17

CAPRICOR, INC.

(A DEVELOPMNET STAGE COMPANY)

BALANCE SHEETS

SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

	September 30, 2013
	(Unaudited)	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$275,770	$170,106
Marketable securities	1,619,803	4,192,726
Restricted cash	3,067,799	-
Grants receivable	123,795	767,163
Interest receivable	3,427	25,215
Prepaid expenses and other current assets	21,239	38,042

TOTAL CURRENT ASSETS	5,111,833	5,193,252

PROPERTY AND EQUIPMENT, at cost
Furniture and equipment	35,056	29,623
Laboratory equipment	115,766	68,878
	150,822	98,501
Less accumulated depreciation	(76,809)	(64,558)

NET PROPERTY AND EQUIPMENT	74,013	33,943

OTHER ASSETS
Patents, net of accumulated amortization of $31,392 and $28,145 respectively	211,870	178,307
Loan fees, net of accumulated amortization of $4,889 and $0, respectively	31,778	-
Deposits	25,728	18,088

TOTAL ASSETS	$5,455,222	$5,423,590

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$718,088	$264,707
Accounts payable and accrued expenses, related party	201,864	164,484
Sub-award payable, related party	21,505	75,072
Accrued royalties	12,452	24,904

TOTAL CURRENT LIABILITIES	953,909	529,167

LONG-TERM LIABILITIES
Loan payable	3,961,733	-
Accrued interest	33,275	-

TOTAL LONG TERM LIABILITIES	3,995,008	-

TOTAL LIABILITIES	4,948,917	529,167

SHAREHOLDERS' EQUITY
Series A-1 Preferred stock, $0.001 par, 940,000 shares authorized, issued and outstanding	940	940
Series A-2 Preferred stock, $0.001 par, 736,844 shares authorized, issued and outstanding	737	737
Series A-3 Preferred stock, $0.001 par, 3,750,000 shares authorized, 1,500,000 shares issued and outstanding	1,500	1,500
Common stock, $0.001 par, 10,074,450 shares authorized, 1,812,078 shares issued and outstanding	1,812	1,812
Additional paid-in capital	12,297,843	12,120,051
Subscription receivable	-	(2,211)
Accumulated other comprehensive loss	(2,976)	(21,795)
Deficit accumulated during the development stage	(11,793,551)	(7,206,611)

TOTAL SHAREHOLDERS' EQUITY	506,305	4,894,423

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,455,222	$5,423,590

See accompanying notes to financial statements.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2013

(unaudited)

	Nine months ended September 30,		July 5, 2005 (inception) through September 30,
	2013	2012	2013

GRANT INCOME	$503,233	$1,321,456	$4,180,970

OPERATING EXPENSES
Research and development	3,513,548	1,696,300	9,815,965
General and administrative	1,531,145	1,085,510	6,275,857

TOTAL OPERATING EXPENSES	5,044,693	2,781,810	16,091,822

LOSS FROM OPERATIONS	(4,541,460)	(1,460,354)	(11,910,852)

OTHER INCOME (EXPENSES)
Investment income (expense)	(12,205)	9,012	150,576
Interest expense	(33,275)	-	(33,275)

TOTAL OTHER INCOME (EXPENSES)	(45,480)	9,012	117,301

NET LOSS	(4,586,940)	(1,451,342)	(11,793,551)

OTHER COMPREHENSIVE LOSS
Net unrealized gain (loss) on marketable securities	18,819	(5,064)	(2,976)

COMPREHENSIVE LOSS	$(4,568,121)	$(1,456,406)	$(11,796,527)

Net loss attributable to common stockholders per share, basic and diluted	$(2.88)	$(1.13)

Weighted average number of shares, basic and diluted	1,812,078	1,812,078

See accompanying notes to financial statements.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2013

(unaudited)

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subscription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, July 5, 2005	-	$-	-	$-	-	$-	-	$-	$-	$-	$-	$-	$-

Common stock issued to founders	-	-	-	-	-	-	1,800,000	1,800	-	(1,800)	-	-	-

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(36)	-	-	(36)

Net income	-	-	-	-	-	-	-	-	-	-	-	36	36

Balance, December 31, 2005	-	-	-	-	-	-	1,800,000	1,800	-	(1,836)	-	36	-

Series A-1 preferred stock issued for cash at $3.20 per share	940,000	940	-	-	-	-	-	-	3,007,060	-	-	-	3,008,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(86)	-	-	(86)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,171,419)	(1,171,419)

Balance, December 31, 2006	940,000	940	-	-	-	-	1,800,000	1,800	3,007,060	(1,922)	-	(1,171,383)	1,836,495

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(71)	-	-	(71)

Stock-based compensation	-	-	-	-	-	-	-	-	5,820	-	-	-	5,820

Net loss	-	-	-	-	-	-	-	-	-	-	-	(979,076)	(979,076)

Balance, December 31, 2007	940,000	940	-	-	-	-	1,800,000	1,800	3,012,880	(1,993)	-	(2,150,459)	863,168

Common stock issued for services at $0.32 per share	-	-	-	-	-	-	12,078	12	3,846	-	-	-	3,858

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(37)	-	-	(37)

Stock-based compensation	-	-	-	-	-	-	-	-	16,422	-	-	-	16,422

Net loss	-	-	-	-	-	-	-	-	-	-	-	(630,859)	(630,859)

Balance, December 31, 2008	940,000	940	-	-	-	-	1,812,078	1,812	3,033,148	(2,030)	-	(2,781,318)	252,552

See accompanying notes to financial statements.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2013

(unaudited)

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subscription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, December 31, 2008	940,000	940	-	-	-	-	1,812,078	1,812	3,033,148	(2,030)	-	(2,781,318)	252,552

Series A-2 preferred stock and warrants issued for cash at $3.80 per unit	-	-	210,528	210	-	-	-	-	799,797	-	-	-	800,007

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(69)	-	-	(69)

Stock-based compensation	-	-	-	-	-	-	-	-	8,251	-	-	-	8,251

Net loss	-	-	-	-	-	-	-	-	-	-	-	(148,970)	(148,970)

Balance, December 31, 2009	940,000	940	210,528	210	-	-	1,812,078	1,812	3,841,196	(2,099)	-	(2,930,288)	911,771

Series A-2 preferred stock issued for cash at $3.80 per share	-	-	526,316	527	-	-	-	-	1,999,473	-	-	-	2,000,000

Equity offering transaction costs	-	-	-	-	-	-	-	-	(91,155)	-	-	-	(91,155)

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(57)	-	-	(57)

Stock-based compensation	-	-	-	-	-	-	-	-	24,163	-	-	-	24,163

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,055,748)	(1,055,748)

Balance, December 31, 2010	940,000	940	736,844	737	-	-	1,812,078	1,812	5,773,677	(2,156)	-	(3,986,036)	1,788,974

Series A-3 preferred stock issued for cash at $4.00 per share	-	-	-	-	250,000	250	-	-	999,750	-	-	-	1,000,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(29)	-	-	(29)

Stock-based compensation	-	-	-	-	-	-	-	-	15,527	-	-	-	15,527

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,149,320)	(1,149,320)

Balance, December 31, 2011	940,000	940	736,844	737	250,000	250	1,812,078	1,812	6,788,954	(2,185)	-	(5,135,356)	1,655,152

See accompanying notes to financial statements.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2013

(unaudited)

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subscription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, December 31, 2011	940,000	940	736,844	737	250,000	250	1,812,078	1,812	6,788,954	(2,185)	-	(5,135,356)	1,655,152

Series A-3 preferred stock issued for cash at $4.00 per share	-	-	-	-	1,250,000	1,250	-	-	4,998,750	-	-	-	5,000,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(26)	-	-	(26)

Stock-based compensation	-	-	-	-	-	-	-	-	332,347	-	-	-	332,347

Unrealized loss on marketable securities	-	-	-	-	-	-	-	-	-	-	(21,795)	-	(21,795)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,071,255)	(2,071,255)

Balance, December 31, 2012	940,000	940	736,844	737	1,500,000	1,500	1,812,078	1,812	12,120,051	(2,211)	(21,795)	(7,206,611)	4,894,423

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(1)	-	-	(1)

Proceeds received from subscription receivable	-	-	-	-	-	-	-	-	-	2,212	-	-	2,212

Stock-based compensation	-	-	-	-	-	-	-	-	177,792	-	-	-	177,792

Unrealized loss on marketable securities	-	-	-	-	-	-	-	-	-	-	18,819	-	18,819

Net loss	-	-	-	-	-	-	-	-	-	-	-	(4,586,940)	(4,586,940)

Balance, September 30, 2013	940,000	$940	736,844	$737	1,500,000	$1,500	1,812,078	$1,812	$12,297,843	$-	$(2,976)	$(11,793,551)	$506,305

See accompanying notes to financial statements.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2013

(unaudited)

	Nine months ended September 30,		July 5, 2005 (inception) through September 30,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,586,940)	$(1,451,342)	$(11,793,551)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of property and equipment	-	-	(3,707)
Depreciation and amortization	20,387	15,578	158,196
Common stock issued for services	-	-	3,858
Stock-based compensation	177,792	251,353	580,322
Change in assets - (increase) decrease:
Restricted cash	(3,067,799)	-	(3,067,799)
Grants receivable	643,368	(283,542)	(123,795)
Interest receivable	21,788	(17,723)	(3,427)
Prepaid expenses and other current assets	16,803	(1,119)	(21,239)
Deposits	(7,640)	(8,980)	(25,728)
Change in liabilities - increase (decrease):
Accounts payable and accrued expenses	453,780	77,361	718,076
Accounts payable and accrued expenses, related party	37,380	-	201,864
Sub-award payable, related party	(53,567)	(80,421)	21,505
Accrued royalties	(12,452)	(9,964)	12,452
Accrued interest	33,275	-	33,275

NET CASH USED IN OPERATING ACTIVITIES	(6,323,825)	(1,508,799)	(13,309,698)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchases of marketable securities	(226,998)	(4,455,941)	(4,441,519)
Proceeds from sales and maturities of marketable securities	2,818,740	-	2,818,740
Proceeds from sale of property and equipment	-	-	88,908
Payments for purchase of property and equipment	(52,321)	(11,972)	(281,129)
Payments for patents	(36,810)	(37,989)	(243,262)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,502,611	(4,505,902)	(2,058,262)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,812	-	1,812
Proceeds from the sale of series A-1 preferred stock	-	-	3,008,000
Proceeds from the sale of series A-2 preferred stock	-	-	2,800,007
Proceeds from the sale of series A-3 preferred stock	-	5,000,000	6,000,000
Costs related to the issuance of preferred stock and warrants	-	-	(91,155)
Proceeds from loan payable, net	3,925,066	-	3,925,066

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,926,878	5,000,000	15,643,730

NET INCREASE IN CASH AND CASH EQUIVALENTS	105,664	(1,014,701)	275,770

Cash and cash equivalents balance at beginning of period	170,106	1,550,248	-

Cash and cash equivalents balance at end of period	$275,770	$535,547	$275,770

See accompanying notes to financial statements.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited financial statements of Capricor, Inc. (“Capricor”, or the “Company”), a development stage company, have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for annual financial statements. However, the information included in these interim condensed consolidated financial statements reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. The balance sheet information as of December 31, 2012 was derived from the audited financial statements. These interim financial statements should be read in conjunction with that report.

Business Activity

The Company was incorporated on July 5, 2005 in the State of Delaware. The Company develops products for the treatment of cardiovascular disease. Capricor’s lead product candidate, a stem cell treatment for heart disease following a myocardial infarction, is currently in the development stage.

Consummation of Merger

On November 20, 2013, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of July 7, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013 (as amended, the “Merger Agreement”), by and among Nile Therapeutics, Inc., a Delaware corporation (“Nile”), Nile’s wholly-owned subsidiary, Bovet Merger Corp., a Delaware corporation (“Merger Sub”), and the Company, Merger Sub merged with and into the Company and the Company became a wholly-owned subsidiary of Nile (the “Merger”). Immediately prior to the effective time of the Merger (the “Effective Time”) and in connection therewith, Nile filed certain amendments to its certificate of incorporation which, among other things (i) effected a 1-for-50 reverse split of its common stock, (ii) changed its corporate name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.,” and (iii) effected a reduction in the total number of authorized shares of common stock from 100,000,000 to 50,000,000, and a reduction in the total number of authorized shares of preferred stock from 10,000,000 to 5,000,000.

Immediately prior to the consummation of the Merger, each outstanding share of the Company’s Series A-1, Series A-2 and Series A-3 Preferred Stock was converted into one share of the Company’s common stock.

As a result of the Merger and in accordance with the terms of the Merger Agreement, each outstanding share of Capricor common stock was converted into the right to receive approximately 2.07 shares of Capricor Therapeutics common stock, on a post 1-for-50 reverse stock split basis. Due to the Merger, former Capricor stockholders now own 90% of the outstanding common stock of Capricor Therapeutics, and Nile stockholders own 10% of the outstanding common stock of Capricor Therapeutics, in each case on a fully-diluted basis. For accounting purposes, the Merger is accounted for as a reverse merger with Capricor as the accounting acquiror (legal acquiree) and Nile as the accounting acquiree (legal acquiror).

After the Effective Time, each then outstanding Capricor stock option, whether vested or unvested, was assumed by Nile in accordance with the terms (as in effect as of the date thereof) of the Capricor 2006 Stock Option Plan, 2012 Equity Incentive Plan or 2012 Non-Employee Director Stock Option Plan, as applicable, and the Stock Option Agreement under which such option was issued. All rights with respect to Capricor common stock under outstanding Capricor options were converted into rights with respect to Capricor Therapeutics common stock.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Development Stage Activities

Since inception, the Company has not generated revenues other than revenues from various government research grants. All of the operating results and cash flows reported in the accompanying financial statements from July 5, 2005 (inception) through September 30, 2013 are considered to be those related to the development stage activities and represent the ‘cumulative from inception’ amounts required to be reported pursuant to the accounting standards for Development Stage Companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Government Research Grants

Government research grants that provide for payments to the Company for work performed are recognized as income when the related expenses are incurred, when applicable.

Restricted Cash

As of September 30, 2013, restricted cash represents funds received under the Company’s Loan Agreement with the California Institute for Regenerative Medicine (“CIRM”) (see note 2), for which certain milestones have not been met. If such milestones are met, these funds will become unrestricted, and shall be eligible to be spent and attributed to certain expenses under the terms and conditions of the CIRM Loan Agreement.

Marketable Securities

At September 30, 2013 and December 31, 2012, marketable securities consist primarily of United States treasuries. These investments are considered available-for-sale. Realized gains and losses on the sale of debt and equity securities are determined on the specific identification method. Unrealized gains and losses are presented as other comprehensive income (loss).

Intangible Assets

Amounts attributable to intellectual property consist primarily of the costs associated with the acquisition of certain technologies, patents, patents pending, and related intangible assets with respect to research and development activities. These long-term assets are stated at cost and are being amortized on a straight-line basis over the respective estimated useful lives of the assets ranging from five to fifteen years beginning on the date the patents become effective. Amortization expense was $3,246, $3,246 and $ 296,113 for the nine months ended September 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through September 30, 2013, respectively. Future amortization expense for the next five years is estimated to be $4,330 per year. At September 30, 2013, the Company had $178,313 attributable to pending patents for which amortization has not begun.

Loan Payable

The Company accounts for the funds advanced under its California Institute for Regenerative Medicine (“CIRM”) Loan Agreement (Note 2) as a loan payable as the eventual repayment of the loan proceeds or its forgiveness is contingent upon certain future milestones being met and other conditions. As the likelihood of whether or not the Company will ever achieve these milestones or satisfy these conditions cannot be reasonably predicted at this time, the Company records these amounts as a loan payable.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development

Costs relating to the design and development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $3,513,548, $1,696,300 and $9,815,965 for the nine months ended September 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through September 30, 2013, respectively.

Comprehensive Income

Comprehensive income generally represents all changes in stockholders’ equity during the period except those resulting from investments by, or distributions to, stockholders. For the nine months ended September 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through September 30, 2013, the Company incurred a comprehensive (gain) loss of ($18,819), $5,064, and $2,976, respectively, related to a net unrealized (gain) loss on marketable securities.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with guidance issued by the FASB, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values.

The Company estimates the fair value of stock-based compensation awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's statements of operations.

The Company estimates the fair value of stock-based compensation awards using the Black-Scholes model. This model requires the Company to estimate the expected volatility and value of its common stock and the expected term of the stock options; all of which are highly complex and subjective variables. The variables take into consideration, among other things, actual and projected employee stock option exercise behavior. The Company uses an average of historical volatility of similar companies as a basis for its expected volatility. Expected term is computed using the simplified method provided within Securities and Exchange Commission Staff Accounting Bulletin No. 110. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the options.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential common shares, which primarily consist of stock options issued to employees, warrants issued to third parties, and convertible preferred stock, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

The following is a schedule of losses attributable to common stockholders for the nine months ended September 30, 2013 and 2012:

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	For the Nine Months Ended September 30,
	2013	2012
Net loss	$(4,586,940)	$(1,451,342)
Less: Preferred stock dividends	(628,528)	(595,032)
Net loss attributable to common stockholders	$(5,215,468)	$(2,046,374)

Fair Value Measurements

Assets and liabilities recorded at fair value in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level Input:	Input Definition:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level III	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table summarizes fair value measurements by level at September 30, 2013 for assets and liabilities measured at fair value on a recurring basis:

	September 30, 2013
	Level I	Level II	Level III	Total
Marketable securities	$1,619,803	$-	$-	$1,619,803

Carrying amounts reported in the balance sheet of cash and cash equivalents, grants receivable and accounts payable and accrued expenses, approximate fair value due to their relatively short maturity. The carrying amounts of the Company’s marketable securities approximate fair value based on market quotations from national exchanges at the balance sheet date. Interest and dividend income are recognized separately on the income statement based on classifications provided by the brokerage firm holding the investments. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Liquidity

The Company has historically financed its operations from equity financings. Since 2005, the Company has used equity financed cash, government grant income and a CIRM loan award to finance its research and development activities as well as operational expenses. The Company expects to continue to require external cash investments in 2013 and beyond to continue its operations and development activities.

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The Company has generated losses and negative cash flows from operations.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management is evaluating its options to respond to the cash needs of the Company. The Company anticipates that additional equity financings, asset sales, and/or licensing arrangements, co-development arrangements, and the further pursuit of additional grant opportunities will be necessary to continue to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations. The accompanying financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

2.	LOAN PAYABLE

On February 5, 2013 the Company entered into a Loan Agreement with CIRM (the “CIRM Loan Agreement”) pursuant to which CIRM has agreed to disburse $19,782,136 to the Company over a period of three and one-half years to support Phase II of the Company’s ALLSTAR clinical trial (“Allogeneic Cardiac-Derived Stem Cells for Patients Following a Myocardial Infarction”).

Under the CIRM Loan Agreement, the Company is required to repay the CIRM loan with interest at the end of the loan period. The loan also provides for the payment of a Risk Premium whereby the Company is required to pay CIRM a premium up to 500% of the loan amount upon the achievement of certain revenue thresholds. The loan has a term of five years and is extendable annually up to ten years at Capricor’s option if certain conditions are met. The interest rate for the initial term is set at the 1-year LIBOR rate plus 2% (“base rate”), compounded annually, and becomes due at the end of the fifth year. After the fifth year, if the period of the loan is extended and if certain conditions are met, the interest rate will increase by 1% over the base rate each sequential year thereafter, with a maximum increase of 5% over the base rate in the tenth year. CIRM has the right to cease disbursements if a No Go Milestone (as defined in the CIRM Loan Agreement) occurs or if other milestones or conditions are not met. Under the terms of the CIRM Loan Agreement, CIRM will deduct $36,667 from the initial disbursement to cover its costs in conducting financial due diligence on the Company. CIRM will also deduct $16,667 from each disbursement made in the second and third year of the loan period to cover its costs of continuing due diligence. So long as the Company is not in default, the loan may be forgiven during the term of the project period if the Company abandons the trial due to the occurrence of a No Go Milestone. After the end of the project period, under certain conditions, the loan may be forgiven if the Company elects to abandon the project.

The Company will not issue stock, warrants or other equity to CIRM in connection with this award. The due diligence costs to be deducted from each disbursement are capitalized and amortized to general and administrative expenses over the remaining term of the loan. As of September 30, 2013, $36,667 of loan costs were capitalized with $4,889 and $4,889 expensed for the nine months ended September 30, 2013 and the period from July 5, 2005 (inception) through September 30, 2013, respectively, with the balance of $31,778 to be amortized over the next 4.4 years.

The timing of the distribution of funds pursuant to the CIRM Loan Agreement is contingent upon the availability of funds in the California Stem Cell Research and Cures Fund in the State Treasury, as determined by CIRM in its sole discretion.

On February 6, 2013, the Company received loan proceeds of $857,267, net of loan costs. This loan amount will carry interest at the initial rate 2.77%.

On July 8, 2013, the Company received its second disbursement under the loan award for $3,067,799. This disbursement will carry interest at the initial rate of 2.45%. The principle disbursed under the second disbursement is currently being recorded as restricted cash, as the Company must meet a certain milestone in order to expend the remaining disbursements under the terms of the award. If this milestone is met, the Company will then record this restricted cash as unrestricted and a component of cash and cash equivalents.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

2.	LOAN PAYABLE (Continued)

For the nine months ended September 30, 2013 and for the period from July 5, 2005 (inception) through September 30, 2013, interest expense under the CIRM loan was $33,275 and $33,275, respectively.

3.	CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 5,426,844 shares of convertible preferred stock (“Preferred Stock”), which is allocated as follows; Series A-1: 940,000 shares; Series A-2: 736,844 shares; and Series A-3: 3,750,000 shares; of which 1,500,000 shares have been issued.

The Preferred Stock accrues cumulative annual dividends and is compounded annually at the rate of 6% of the applicable Series A Purchase Price per share. The dividends shall be payable only if, as and when determined by the Company’s Board of Directors. Each series of preferred stock ranks pari-pasu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a “Liquidation Event” as such term is defined in the Company’s Fourth Amended and Restated Certificate of Incorporation, before any assets shall be distributed to the holders of common stock, the holders of Preferred Stock shall be entitled to be paid out of the assets available for distribution an amount equal to the applicable Series A Purchase Price plus all accrued and unpaid dividends. Upon conversion of the Preferred Stock, all accrued dividends shall be cancelled. No distribution will be made with respect to common stock until all declared or accrued but unpaid dividends on preferred stock have been paid or set aside for payment. Cumulative dividends as of September 30, 2013 amounted to $2,826,215.

At September 30, 2013, the Preferred Stock has an aggregate liquidation preference of approximately $14,634,000, which includes cumulative dividends. Holders of the Preferred Stock, at their option, may convert their shares into shares of common stock at a ratio of one to one.

Holders of Preferred Stock are entitled to cast the number of votes equal to the number of common shares into which the shares of Preferred Stock held by such holders are convertible as of the record date. The holders of Preferred Stock vote together with the holders of common stock as a single class, except as otherwise specifically required.

Series A-1 Financing

During 2006, the Company issued 940,000 shares of Series A-1 convertible preferred stock, respectively, with a par value of $0.001 per share, for cash proceeds of $3,009,800.

Series A-2 Financing

During 2008 and 2009, the Company issued 736,844 shares of Series A-2 convertible preferred stock, with a par value of $0.001 per share, for cash proceeds of $2,800,000.

Series A-3 Financing

During 2011 and 2012, the Company issued 1,500,000 shares of Series A-3 convertible preferred stock, with a par value of $0.001 per share, for cash proceeds of $6,000,000.

Immediately prior to the Effective Time of the Merger and in connection therewith, each issued and outstanding share of Capricor (i) Series A-1 Preferred Stock, (ii) Series A-2 Preferred Stock, and (iii) Series A-3 Preferred Stock converted into one share of Capricor common stock.

4.	STOCK OPTIONS AND WARRANTS

Warrants

During the year ended December 31, 2009, the Company issued warrants to purchase shares of common stock in conjunction with the issuance of the Series A-2 Preferred Stock. As of September 30, 2013, the Company has 835,528 warrants outstanding with an exercise price of $7.00 per share.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

4.	STOCK OPTIONS AND WARRANTS (Continued)

These warrants expire December 31, 2014, unless terminated earlier pursuant to the terms of the warrant agreements.

Stock Options

The Company’s Board of Directors has approved three stock option plans: (i) the 2006 Stock Option Plan, (ii) the 2012 Restated and Amended Equity Incentive Plan (which has superseded the 2006 Stock Option Plan) (the “2012 Plan”), and (iii) the 2012 Non-Employee Director Stock Option Plan (the “2012 Non-Employee Director Plan”).

The 2012 Plan reserves 2,000,000 shares for the grant of stock options, stock appreciation rights, restricted stock awards and performance unit/share awards by the Board of Directors to employees, consultants and other service providers. Included in the 2012 Plan is the 1,000,000 shares that were originally reserved under the 2006 Stock Option Plan. Under the 2012 Plan, each option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which Incentive Stock Options are exercisable for the first time by the participant during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonstatutory Stock Options.

The 2012 Non-Employee Director Plan reserved 1,300,000 shares for the grant of stock options to members of the Board of Directors, who are not employees of the Company.

Under both plans, the exercise price of stock options may not be less than the fair market value of the Company's common stock at the date of the grant as determined by the Company’s Board of Directors. The vesting terms of options issued under the plans range from immediate vesting up to ratable vesting on the anniversary date of the grant over five years. The Board of Directors determines the price, terms, vesting and any other conditions of each grant. All options expire ten years after the date of grant.

As of September 30, 2013, there were options granted and outstanding to purchase 2,279,847 shares of the Company’s common stock under the plans to employees and non-employees. During the nine months ended September 30, 2013 and 2012, 506,312 and 1,280,290 options, respectively, were granted to employees and non-employees under the plans.

The following is a schedule summarizing stock option activity for the nine months ended September 30, 2013:

	Number of	Weighted-Average
	Options	Exercise Price
Outstanding at January 1, 2013	1,773,535	$0.76
Granted	506,312	0.64
Exercised	-	-
Outstanding at September 30, 2013	2,279,847	$0.73
Exercisable at September 30, 2013	1,103,897	$0.76

For the options granted during the nine months ended September 30, 2013 and 2012, the estimated weighted average fair value of the stock options ranged from $0.48 to $0.61 and $0.56 to $0.62 per share, respectively, and was calculated using the Black-Scholes pricing model based on the following assumptions:

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

4.	STOCK OPTIONS AND WARRANTS (Continued)

	September 30, 2013	September 30, 2012
Risk-free interest rate	0.77% - 1.39%	0.82% - 1.34%
Volatility	100%	100%
Term	6 - 7 years	5 - 7 years
Dividend yield	0%	0%

As of September 30, 2013, the total unrecognized fair value compensation cost related to non-vested stock options was $659,614 which is expected to be recognized over 3.7 years.

Information about stock options outstanding at September 30, 2013 is summarized below:

Stock Options Outstanding
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.32 - $0.38	48,500	5.05 Years	$0.34
$0.61	404,932	9.64 Years	$0.61
$0.75 - $0.76	1,799,415	7.89 Years	$0.75
$1.80	27,000	5.25 Years	$1.80

Stock Options Exercisable
Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.32 - $0.38	42,500	4.80 Years	$0.34
$0.61	2,778	9.90 Years	$0.61
$0.75 - $0.76	1,031,619	8.30 Years	$0.75
$1.80	27,000	5.20 Years	$1.80

Stock-based compensation expense recognized for employees, directors and consultants for the nine months ended September 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through September 30, 2013 was $177,792, $251,353 and $580,322, respectively, and is included in general and administrative expenses.

5.	CONCENTRATIONS

Cash Concentration

The Company has historically maintained checking accounts at one financial institution. These accounts collectively are insured by the Federal Deposit Insurance Corporation up to $250,000. Historically, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

6.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases space for its corporate offices pursuant to a lease effective for a two year period beginning July 1, 2013. The monthly payment will be $16,620 per month for the first twelve months of the term, and will increase to $17,285 per month for the second twelve months of the term. The Company also leases research facilities from Cedars-Sinai Medical Center, a shareholder of the Company, currently on a month-to-month basis.

Total rent expense to unrelated parties for the nine months ended September 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through September 30, 2013 was $104,676, $50,288 and $166,458, respectively. Total rent expense to the related party for the nine months ended September 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through September 30, 2013 was $40,986, $40,986, and $309,672, respectively.

7.	LICENSE AGREEMENTS

The University of Rome License Agreement

In June 2006, the Company entered into a License Agreement with Università Degli Studi Di Roma “La Sapienza” (“University of Rome”) for certain intellectual property rights. The Company paid the University of Rome a license fee and there are ongoing minimum annual royalties required to be paid under the license Agreement. The Company is also obligated to pay a percentage of all royalties received as a result of sublicenses granted.

The Johns Hopkins University License Agreement

In June 2006, the Company entered into a License Agreement with The Johns Hopkins University (“JHU”) for certain intellectual property rights (the “JHU License Agreement”). Upon execution of the JHU License Agreement, JHU was paid an initial license payment and, thereafter, the Company is required to pay minimum annual royalties on the anniversary dates of the JHU License Agreement. The minimum annual royalties are creditable against running royalties on net sales of products and net service revenues which the Company is also required to pay under the JHU License Agreement. In addition, the Company is required to pay a certain percentage of consideration received by the Company from sublicenses granted and the Company is also required to pay JHU certain defined development milestone payments upon the successful completion of certain phases of the Company’s clinical studies and upon receiving FDA approval. Milestone payments range from $100,000 at the time Phase I is fully complete to $1,000,000 if FDA approval has been received.

The Cedars-Sinai Medical Center License Agreement

In April 2010, the Company entered into a License Agreement with Cedars-Sinai Medical Center (“CSMC”), a shareholder, for certain intellectual property rights (the “CSMC License Agreement”). Upon execution of the CSMC License Agreement, Capricor was required to make an initial payment to CSMC and to reimburse CSMC for certain fees and costs incurred in connection with the prosecution of the patent rights. Under the terms of the CSMC License Agreement, the Company is required to pay a royalty on sales of royalty bearing products as well as a percentage of consideration received from any sublicenses or other grant of rights. Under the terms of the CSMC License Agreement, the Company is also required to meet certain spending and development milestones. In 2010, Capricor discontinued its research under some of the patents. In 2013, the CSMC License Agreement was amended resulting in a reduction in the percentage of sublicense fees which will be payable to CSMC.

8.	RELATED PARTY TRANSACTIONS

Lease and Sub-Lease Agreements

The Company leases space for its research facilities from CSMC, a shareholder. See note 6.

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 (unaudited)

8.	RELATED PARTY TRANSACTIONS (Continued)

Beginning May 1, 2012, pursuant to a sublease agreement, the Company subleased part of its office space to Frank Litvack, the Company’s Executive Chairman, for $2,500 per month. On April 1, 2013 the Company entered into a sublease with Reprise Medical Technologies, LLC, an entity owned by Mr. Litvack, for $2,500 per month. The sublease is on a month-to-month basis. The Company recognized $22,500, $0, and $42,500 in sublease income from the related party during the nine months ended September 30, 2013 and 2012, and for the period from July 5, 2005 (inception) through September 30, 2013, respectively. Sublease income is recorded as a reduction to general and administrative expenses.

Sub-Award Agreement

Effective January 30, 2012, the Company entered into a sub-award agreement with CSMC. Sub-award payments totaling $227,514, $183,654 and $481,150 were paid to CSMC during the nine months ended September 30, 2013 and 2012, and for the period from July 5, 2005 (inception) through September 30, 2013, respectively. At September 30, 2013, the Company had sub-awards payable of $21,505.

Labor and Supply Costs

During the nine months ended September 30, 2013 and 2012, and for the period from July 5, 2005 (inception) through September 30, 2013, the Company paid CSMC for costs relating to labor and supplies totaling $8,401, $32,029 and $49,646, respectively.

Payables to Related Party

At September 30, 2013 and December 31, 2012, the Company had accounts payable and accrued expenses, which excludes the sub-award payable, to CSMC totaling $201,864 and $164,484, respectively.

9.	SUBSEQUENT EVENTS

New Grant Awarded

On August 21, 2013, the Company was approved for a Phase IIB grant through the NIH Small Business Innovation Research program for continued development of the Company’s CAP-1002 product. Under the terms of the grant, approximately $2,879,437 will be disbursed over 3 years subject to annual and quarterly reporting requirements.

Collaboration Agreement and Exclusive License Option with Janssen Biotech, Inc.

On December 27, 2013, Capricor entered into a Collaboration Agreement and License Option with Janssen Biotech, Inc. Under the terms of the agreement, Capricor and Janssen agreed to collaborate on the development of Capricor’s cell therapy program for cardiovascular applications, including its lead product, CAP-1002. Under the agreement, Capricor was paid $12.5 million, and Capricor will also contribute to the costs of development of a chemistry, manufacturing and controls (CMC) package. In addition, Janssen has the exclusive right to enter into an exclusive license agreement pursuant to which Janssen would receive a worldwide, exclusive license to exploit CAP-1002 as well as certain allogeneic cardiospheres and cardiosphere-derived cells in the field of cardiology. Janssen has the right to exercise the option at any time until sixty days after the delivery by Capricor of the six-month follow-up results from Phase II of Capricor’s ALLSTAR clinical trial for CAP-1002. If Janssen exercises its option rights, Capricor would receive an upfront license fee and additional milestone payments which may total up to $325.0 million. In addition, a double-digit royalty would be paid on commercial sales of licensed products.

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